Exhibit 32.1

Written Statement of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Minority Equality Opportunities Acquisition Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2021 as filed with the Securities and Exchange Commission on April 14, 2022 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Shawn D. Rochester
April 14, 2022	Shawn D. Rochester
CEO and Chief Executive Officer
(Principal Executive Officer)

A signed original of this document has been provided to Minority Equality Opportunities Acquisition Inc. and will be retained by Minority Equality Opportunities Acquisition Inc. and furnished to the Securities and Exchange Commission or its staff upon request.